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                                                                      EXHIBIT 15


August 10, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  Tollgrade Communications, Inc. and subsidiaries

          1). Form S-8 (Registration No. 333-4290) 1995 Long-Term Incentive Compensation Plan and Individual Stock Options Granted to Certain Directors and Employees Prior to the Adoption of the Plan

          2). Form S-8 (Registration No. 333-52907) 1998 Employee Incentive Compensation Plan


Ladies and gentlemen:

We are aware that our report dated July 13, 1999 on our review of interim financial information of Tollgrade Communications, Inc. and subsidiaries for the three-month and six month periods ended June 26, 1999 and included within the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,


/s/ PricewaterhouseCoopers LLP